Exhibit 10.1
Severance Letter Agreement

                                                     June 30, 2000

Ms. Debora A. Pfaff
534 Everett Street
Westwood, MA 02090

RE: Severance Agreement dated as of January 1, 1999 between Meditrust Corporation (the "Company" or "Employer") and Debora A. Pfaff (the "Employee"), as amended by First Amendment to Severance Agreement dated January, 2000 (the "Severance Agreement")
     ------------------------------------------------------------------------

Dear Debora:

         This will confirm that the Company has requested that you remain employed with the Company at its Needham office (or an alternative office in the Boston metropolitan area) until December 31, 2002 (the "Anticipated Termination Date") and that, until the Anticipated Termination Date, you continue to implement the Company's strategic plan to sell a significant portion of the healthcare portfolio. You have agreed to the foregoing, subject to the following conditions, all of which shall be deemed to supplement and amend the Severance Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning as defined in the Severance Agreement.

          1. Payment with respect to your Performance Units shall be made in cash on the earlier to occur of (i) the Anticipated Termination Date or (ii) a Termination Other Than for Cause or Termination for Good Reason;


          2. The Employee's Base Salary shall be increased effective on July 1, 2000 to $220,000;


          3. Termination of your employment with the Company on the Anticipated Termination Date shall be considered a Termination Other Than for Cause (or a Termination Upon a Change in Control in the event a Change in Control has occurred prior to, or occurs within nine (9) months following, such date);


          4. The Employer has requested that the Employee continue to work for the Employer through the Anticipated Termination Date and as an additional inducement to Employee to continue his/her employment through such date, in addition to the Severance Compensation provided in the Severance Agreement, which shall also be payable in connection with a termination on the Anticipated Termination Date, the Employee shall be eligible to be paid a bonus equal to 100% of his/her Base Salary (the "Maximum Bonus Payment") on December 31, 2000, December 31, 2001 and December 31, 2002, provided, however, that with

Ms. Debora A. Pfaff
June 30, 2000
Page 2 of 3


               respect to each such bonus payment, 80% of each such bonus payment shall be based on achievement of the asset sale criteria described on Schedule A attached hereto and incorporated herein and 20% of each such bonus payment shall be discretionary. Although nothing herein shall be deemed to be a guaranty of employment through the Anticipated Termination Date; if Employee is terminated in a Termination Other Than for Cause or in a Termination for Good Reason prior to the Anticipated Termination Date, in addition to and simultaneously with the Severance Compensation, Employee shall be paid the Maximum Bonus Payment(s) that would have been paid on December 31st of each year after such termination, through and including the Anticipated Termination Date;

          5. In accordance with the change to the Company's vacation policy, upon any termination you shall be paid for all accrued and unused vacation time;


          6. Outplacement services shall be made available to you for a reasonable period of time after any termination; such services shall be provided on a basis and for a duration comparable to outplacement services offered by the Company to terminated employees in November 1998;


          7. It is hereby agreed that neither the relocation of the Company's principal offices from Needham, Massachusetts to Dallas, Texas, nor the fact that your duties and responsibilities will hereinafter change, including a primary focus towards selling a significant portion of the Company's healthcare portfolio, will be considered to be a Termination for Good Reason under the Severance Agreement;


          8. For purposes of determining whether a Change in Control has occurred pursuant to Paragraph 1.8(d) of the Severance Agreement, the initial measurement date shall be January 1, 1999 and the calculation shall be based upon the net book value of such assets as reported on the Company's financial statements as of that date; and


          9. Except as amended hereby, the Severance Agreement shall remain in full force and effect.

Ms. Debora A. Pfaff
June 30, 2000
Page 3 of 3


         Thank you for your ongoing participation in effectuating the Company's strategic plan. Please acknowledge your agreement to the foregoing by signing this letter where indicated below and returning it to the undersigned.

                                                 Very truly yours,

                                                 MEDITRUST CORPORATION

                                                 By:  /s/ Francis W. Cash
                                                    -----------------------
                                                      Francis W. Cash
Acknowledged and Agreed

/s/ Debora A. Pfaff
---------------------
Debora A. Pfaff